EXHIBIT 5

                                 PIPER & MARBURY
                                     L.L.P.

                              CHARLES CENTER SOUTH
                             36 SOUTH CHARLES STREET                 WASHINGTON
                         BALTIMORE, MARYLAND 21201-3018               NEW YORK
                                  410-539-2530                      PHILADELPHIA
                                FAX: 410-539-0489                      RESTON
                                                                       EASTON


                                 October 6, 1999


SPIEKER PROPERTIES, INC.
2180 Sand Hill Road, Suite 200
Menlo Park, California  94025

Ladies and Gentlemen:

     We have acted as special Maryland counsel to Spieker Properties, Inc., a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-8 of the Company (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") of 2,963,325 shares (the "Shares") of Common Stock, par value $.0001 per share, of the Company (the "Common Stock") to be issued pursuant to the Spieker Properties, Inc. Restricted Stock Agreement (the "Plan"). This opinion is being furnished to you at your request in connection with the filing of the Registration Statement.

     In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Charter and By-Laws of the Company, the Plan, the proceedings of the Board of Directors of the Company or a committee thereof relating to the organization of the Company and to the authorization and issuance of the Shares, a short-form good standing certificate for the Company issued by the Maryland State Department of Assessments and Taxation, a Certificate of the Assistant Secretary of the Company (the "Certificate"), and such other statutes, certificates, instruments, and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion.

     In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the


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                                                                 PIPER & MARBURY
                                                                       L.L.P.

SPIEKER PROPERTIES, INC.
October 6, 1999
Page 2


accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties. As to any facts materials to this opinion which we did not independently establish or verify, we have relied solely upon the Certificate.

     Based upon the foregoing, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that:

         (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

         (2) The Shares have been duly authorized, and, upon issuance and delivery of the Shares in accordance with the terms of the Plan and issuance and delivery of stock certificates representing the Shares, the Shares will be validly issued, fully paid, and non-assessable.

     In addition to the qualifications set forth above, this opinion is subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the State of Maryland. To the extent that any documents referred to herein are governed by the law of a jurisdiction other than Maryland, we have assumed that the laws of such jurisdiction are the same as the laws of the State of Maryland. We assume that the issuance of the Shares will not cause the Company to issue shares of Common Stock in excess of the number of such shares authorized by the Company's Charter and that the issuance of the Shares will not cause any person to violate the Ownership Limit (as defined in Article Ninth of the Charter of the Company). This opinion concerns only the effect of the laws (exclusive of the securities or "blue sky" laws and the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of


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                                                                 PIPER & MARBURY
                                                                       L.L.P.

SPIEKER PROPERTIES, INC.
October 6, 1999
Page 3


persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                              Very truly yours,

                                              /s/ Piper & Marbury L.L.P.